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                                                                    EXHIBIT 16.1

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                 Arthur Andersen LLP
                                                 1345 Avenue of the Americas
                                                 New York, NY 10105-0032
                                                 www.arthurandersen.com

                                                 June 20, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

        We have read the first and second paragraphs of Item 4 included in the Form 8-K dated June 20, 2002 of Interep National Radio Sales, Inc. be filed with the Securities Exchange Commission and are in agreement with the statements contained therein.

                                                       Sincerely,


                                                       /s/ Arthur Andersen LLP
                                                       Arthur Andersen LLP

cc: Mr. William McEntee